Exhibit 99.1

AMERI00 ANNOUNCES 1-FOR-25 REVERSE STOCK SPLIT TO REGAIN NASDAQ COMPLIANCE

Common Stock to Begin Trading on a Split-Adjusted Basis at Market Open on Monday, November 25, 2019

ATLANTA, November 22, 2019 (GLOBE NEWSWIRE) -- AMERI Holdings, Inc. (Nasdaq: AMRH) (“Ameri100”), a specialized SAP® cloud, digital and enterprise solutions company, announced today that it will effect a reverse split of its common stock at a ratio of 1 for 25, effective Monday, November 25, 2019 (the “Effective Date”). The company’s common stock will begin trading on a split-adjusted basis when the markets open on the Effective Date under the existing trading symbol “AMRH.”

The reverse stock split is primarily intended to bring the company into compliance with the minimum bid price requirement for maintaining its listing on the Nasdaq Capital Market. The new CUSIP number for the common stock following the reverse split will be 02362F 302.

On November 8, 2019, a majority of the company’s stockholders approved giving the Board discretionary authority to enact the reverse stock split. The Board approved the reverse stock split on a one for twenty-five ratio on November 21, 2019.

As a result of the reverse split, each 25 pre-split shares of common stock outstanding will automatically combine into one new share of common stock without any action on the part of the holders. Proportionate adjustments will be made to the conversion and exercise prices of the company's outstanding warrants and stock options. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the par value of the common stock which stands at $0.01 per share.

“The reverse split has had solid support from stockholders and from our board of directors. We believe the change in capital structure can strongly benefit our stockholders and efforts by our Special Committee as it explores strategic alternatives to maximize shareholder value.” stated Brent Kelton, chief executive officer of Ameri100.

As was previously announced on August 26th, Ameri100’s Board of Directors, working together with its management team and legal and financial advisors, has commenced a process to explore, review, and evaluate a range of potential strategic alternatives focused on maximizing shareholder value. The Board of Directors has established a Special Committee comprised solely of independent directors to lead the strategic review process, and the Special Committee has retained independent legal advisors. The company has engaged a financial advisor to assist in its strategic review. There is no certainty that the review of strategic alternatives will result in Ameri Holdings pursuing a particular transaction or completing any such transaction.

About Ameri100

Ameri100 is a specialized SAP® cloud, digital and enterprise solutions company which provides SAP® services to customers worldwide. Headquartered in Suwanee, Georgia, Ameri100 has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, the Company delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Ameri100 and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Ameri100's financial and growth projections as well as statements concerning our plans, predictions, estimates, strategies, intentions, beliefs and other information concerning our business and the markets in which we operate. The future performance of Ameri100 may be adversely affected by the following risks and uncertainties: the level of market demand for our services, the highly-competitive market for the types of services that we offer, market conditions that could cause our customers to reduce their spending for our services, our ability to create, acquire and build new businesses and to grow our existing businesses, our ability to attract and retain qualified personnel, currency fluctuations and market conditions around the world, and other risks not specifically mentioned herein but those that are common to industry. For a more detailed discussion of these factors and risks, investors should review Ameri100's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”), which can be accessed through the SEC's website. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Ameri100 undertakes no duty to update this information to reflect future events, information or circumstances.

Corporate Contact:
Barry Kostiner, Chief Financial Officer
IR@ameri100.com

Investor Relations Contact:
Sanjay M. Hurry
LHA Investor Relations
(212) 838-3777
IR@ameri100.com

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